Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Reaches a Definitive Agreement

to Sell Certain Non-Core Assets for Approximately $2.4 Million

BERKELEY HEIGHTS, N.J., July 7, 2010 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange, workflow management services and telehealth solutions, today announced that it has reached a definitive agreement to sell certain non-core assets to Star Advisors, LLC (Star), acting on behalf of the principals of Astria Solutions Group, LLC (Astria), for approximately $2.4 million.

The assets sold by the company to the purchaser are the company’s land and building in Schenectady, NY, which is currently leased by Astria; the $2.0 million seven-year 8.5% note issued by Astria to the company in connection with its purchase of the Docstar and DJS businesses from the company in June 2007 and the deferred receivables related to such businesses. As reported in Authentidate Holding Corp.’s 10-Q filed with the SEC for the three months ended March 31, 2010, the land and building is classified in the company’s financial statements as assets held for sale and the note and deferred receivables are fully reserved and have net carrying values of zero.

The closing of the sale is currently expected to occur by July 14, 2010, following the satisfaction of certain closing conditions, including the completion by the purchaser of its financing arrangement.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (USPS EPM®).

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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